Exhibit 10.32

February 21, 2023
Anna Shlimak
At the Address on file with the Company

Dear Anna,
Further to our recent discussions, this letter agreement (this “Letter Agreement”), effective as of the date hereof (the “Effective Date”), confirms the following amendment to your employment agreement with Cronos USA Client Services LLC, a limited liability company incorporated in the State of Delaware (the “Company”), and solely for the purposes specified therein, Cronos Group Inc., a corporation organized under the laws of the Province of British Columbia, dated as of February 21, 2020 (the “Employment Agreement”). Capitalized terms used in this Letter Agreement that are not defined herein have the meanings set forth in the Employment Agreement.
1.Amendment
Paragraph (c) of Section 6.3 of the Employment Agreement is hereby deleted and replaced with the following:
in lieu of notice, provide the Executive with a payment equal to two months of the Executive’s annual base salary in effect at the time of the termination plus one month of the Executive’s annual base salary in effect at the time of termination for each completed year of service with the Company, subject to a maximum of twelve months of base salary, payable by way of lump sum payment within sixty days following such termination.
2.General.
Except as expressly modified by this Letter Agreement, all terms and conditions of your employment, as set out in the Employment Agreement, including, without limitation, Section 6 (“Termination of Employment”) and Section 7 (“Restrictive Covenants”), remain unchanged and continue in full force and effect.
3.Independent Legal Advice.
You acknowledge that you have been encouraged to obtain independent legal advice regarding the execution of this Letter Agreement, and that you have either obtained such advice or voluntarily chosen not to do so, and hereby waive any objections or claims you may make resulting from any failure on your part to obtain such advice.
4.Counterparts.
This Letter Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by electronic transmission, including in portable document format (.pdf), shall be deemed as effective as delivery of an original executed counterpart of this Letter Agreement.
If you agree that this Letter Agreement correctly memorializes our understandings, please sign and return this Agreement, which shall become a binding agreement as the Effective Date.

Sincerely,
CRONOS USA CLIENT SERVICES LLC
By:    /s/ Michael Gorenstein
Name:    Michael Gorenstein
Title:    President
CRONOS GROUP INC.
By:    /s/ Michael Gorenstein
Name:    Michael Gorenstein
Title:    President and Chief Executive     Officer

Accepted and Agreed:
/s/ Anna Shlimak
Anna Shlimak
Date: February 21, 2023